CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 49  to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 29, 2014 relating to the financial statements of Sun Life Assurance Company of Canada (U.S.), and of our report dated April 29, 2014 of Sun Life Canada (U.S.) Variable Account F -- Regatta, which appear in such Statement of Additional Information and to the incorporation by reference of such reports into the Prospectus which constitutes part of this Registration Statement.  We also consent to the references to us under the headings "Experts", in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 29, 2014

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 49 to Registration Statement No. 333-83516 of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 24, 2013 related to the statutory-basis financial statements of Sun Life Assurance Company of Canada (U.S.) (the “Company”) as of December 31, 2012 and for the years ended December 31, 2012 and 2011 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware and includes an emphasis-of-matter paragraph relating to the Company’s adoption of Statement of Statutory Accounting Principle (“SSAP”) No. 101 Income Taxes, A Replacement of SSAP No. 10R and SSAP No. 10 in 2012 and an other matter paragraph relating to significant balances and transactions with affiliates), appearing in the Statement of Additional Information which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 29, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 49 to Registration Statement No. 333-83516 on Form N-4 of our report dated April 24, 2013, relating to the financial statements of Sun Life of Canada (U.S.) Variable Account F as of and for the year ended December 31, 2012 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 29, 2014